UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 11, 2007
________________
(Date of earliest event reported)

TELKONET, INC.
________________
 (Exact Name of Registrant as Specified in Its Charter)

Utah
________________
 (State or Other Jurisdiction of Incorporation)

001-31972	87-0627421
(Commission File No.)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876
(Address of Principal Executive Offices)

(240)-912-1800
(Registrant's Telephone Number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2007, the Company appointed Jason Tienor President and Chief Executive Officer and Dorothy “Dottie” Cleal Chief Operating Officer of the Company.  Both Mr. Tienor and Ms. Cleal remain employed pursuant to the terms of their existing agreements.

Mr. Tienor was appointed to replace the Company’s prior President and Chief Executive Officer, Ronald W. Pickett, who resigned on December 11, 2007.  Effective December 11, 2007, Mr. Pickett was appointed to serve as Vice Chairman of the Company’s Board of Directors.

On December 11, 2007, Richard J. Leimbach was appointed Chief Financial Officer of the Company.  In connection with this appointment, Mr. Leimbach’s annual salary was increased to $190,000.

On December 11, 2007, Jeff Sobieski was appointed Executive Vice President of Energy Management for the Company.  In connection with this appointment, Mr. Sobieski’s annual salary was increased to $190,000 and he remains employed pursuant to the terms of his existing employment agreement.

Mr. Tienor has served as Chief Operating Officer of Telkonet since August 20, 2007, during which time he also served as Chief Executive Officer of EthoStream, LLC, a wholly-owned subsidiary of the Company.   Prior to his employment with the Company, Mr. Tienor co-founded Ethostream and has served as Chief Executive Officer since 2002.

Ms. Cleal has served as Executive Vice President of Telkonet since August 20, 2007.  Prior to joining Telkonet, Ms. Cleal served, since 2005, as Vice President and Director, Navy and Marine Corps Business Program of SRA International, a billion dollar leading provider of consulting services to clients in the national security, civil government, health care and public health industries.  From 2000 through 2005 she served as the Navy account manager as well as the Navy and Marine Corps account manager with SRA.  Prior to joining SRA, Ms. Cleal was the acting Chief Information Officer and Associate Director for Information Systems and Technology at the White House.

Mr. Leimbach has served as Telkonet’s Vice President of Finance since June 2006, and as Controller from January 2004 until June 2006.  Mr. Leimbach is a certified public accountant with over fifteen years of public accounting and private industry experience. Prior to joining Telkonet, Mr. Leimbach was the Controller with Ultrabridge, Inc., an applications solution provider. Mr. Leimbach also served as Corporate Accounting Manager for Snyder Communications, Inc., a global provider of integrated marketing solutions.

Mr. Sobieski has been employed by the Company as Chief Information Officer of EthoStream since its acquisition by the Company in March 2007.  Prior to his employment with the Company, Mr. Sobieski co-founded Ethostream and has served as Chief Information Officer since 2002.  Mr. Sobieski is also the co-founder of Interactive Solutions, a consulting firm providing support to the Insurance and Telecommunications Industries.

Item 9.01 Financial Statements and Exhibits.

(d)             Exhibits.

99           Press Release, dated December 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELKONET, INC.

Date: December 17, 2007
By: /s/ Richard J. Leimbach
Richard J. Leimbach
Chief Financial Officer